Exhibit 10(d)

AMENDMENT TO 2011 NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AMENDMENT TO 2011 NON-QUALIFIED STOCK OPTION AGREEMENT (this “Amendment”) is made as of this 10th day of February 2012, between Hovnanian Enterprises, Inc., a Delaware corporation (the “Company”) and Ara Hovnanian (the “Participant” and, together with the Company, the “Parties”).

RECITALS

WHEREAS, the Parties entered into a Non-qualified Stock Option Agreement which relates to the Participant’s June 10, 2011 Option (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement to include certain performance conditions.

NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the Parties hereto agree the Agreement is amended as follows:

1.  The following shall replace Section 2 of the Agreement in its entirety:

Vesting.  The Option will vest in installments on the later of (i) the dates set forth on the vesting schedule set forth above or (ii) the date upon which the “Performance Condition” (as defined below) is achieved, subject to Section 3 of this Agreement.  For purposes of this Agreement, the “Performance Condition” shall mean the Committee’s determination prior to the Option Termination Date (as defined below) that the Company’s Adjusted EBITDA for two consecutive fiscal years exceeds the Company’s actual EBITDA for the fiscal year ended October 31, 2011.  As used herein, “EBITDA” shall mean the Company's consolidated earnings before interest expense, income taxes, depreciation and amortization, including inventory impairment losses and land option write-offs and gains or losses on extinguishment of debt, determined in a manner consistent with the Company's normal practices for quarterly press release financial reporting purposes.  “Adjusted EBITDA” shall mean the Company's consolidated earnings before interest expense, income taxes, depreciation and amortization, excluding inventory impairment losses and land option write-offs and gains or losses on extinguishment of debt, determined in a manner consistent with the Company's normal practices for quarterly press release financial reporting purposes.

Except as expressly stated otherwise in this Amendment, capitalized terms used and not defined have the same meanings defined in the Agreement, and all provisions of the Agreement remain in full force and effect.

HOVNANIAN ENTERPRISES, INC.

By: _______________________
J. Larry Sorsby
EVP, Chief Financial Officer

PARTICIPANT

__________________________
Ara Hovnanian